                                                                     Exhibit 3.1



                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               OPUS360 CORPORATION


                  The undersigned, CARLOS CASHMAN, being the President and Secretary of OPUS360 CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), on behalf of said corporation, hereby certifies as follows:

                  FIRST: The present name of the Corporation is "Opus360 Corporation." The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware was August 17, 1998. The name under which the Corporation was originally incorporated was Enterspect Corporation.

                  SECOND: The Amended and Restated Certificate of Incorporation of the Corporation as in effect on the date hereof is hereby superceded and amended and restated to read in its entirety as set forth on EXHIBIT A hereto.

                  THIRD: That said Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                   IN WITNESS WHEREOF, the undersigned has executed this Certificate this 2nd day of September, 1999.



                              ----------------------------------------
                              President and Secretary

                                                                       EXHIBIT A



                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               OPUS360 CORPORATION



                                   ARTICLE I

                  The name of the corporation is Opus360 Corporation (the "Corporation").

                                   ARTICLE II

                  The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE III

                  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 70,000,000, consisting of (a) 45,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), and (b) 25,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), consisting of 8,400,000 shares of Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock") and 8,700,000 shares of Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock") and 7,900,000 shares reserved for issuance in the discretion of the Board.

                  The undesignated shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board. The Board is hereby expressly authorized to issue from time to time the undesignated shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the Delaware General Corporation Law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

                  The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series A Preferred Stock, the Series B Preferred Stock and the Common Stock are as follows:

                                 PREFERRED STOCK

         1.       DIVIDENDS.


                  When, as, and if declared by the Board out of funds legally available for that purpose, the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to share in any dividends declared (other than dividends in the form of Common Stock which shall be covered by an adjustment to the Series A Conversion Price or Series B Conversion Price as provided in
Section 4(e)(iii) or Section 4(f)(iii), as applicable) and paid or set aside for the Common Stock on a ratable basis based upon the number of shares of Common Stock into which the Series A Preferred Stock or Series B Preferred Stock, as applicable, is then convertible.


         2.       LIQUIDATION.

                  Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of Series A Preferred Stock or Series B Preferred Stock the greater of (i) the amount they would have received had they converted the Series A Preferred Stock or Series B Preferred Stock into Common Stock immediately prior to such Liquidation (including any declared but unpaid dividends on such shares of Common Stock), or (ii) an amount equal to the Liquidation Amount of such share, before any distribution shall be made to the holders of the Common Stock or any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock or Series B Preferred Stock. If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Preferred Stock the full Liquidation Amount to which they shall be entitled, the holders of Series A Preferred Stock and Series B Preferred Stock shall share (PARI PASSU with any other class of preferred stock then outstanding which is not by its terms junior to the Series A Preferred Stock or the Series B Preferred Stock) in any distribution of assets in accordance with such full Liquidation Amount (PRO RATA in accordance with the total Liquidation Amount that each such holder would have received had there been such sufficient assets). After the payment of the full Liquidation Amount to the holders of Series A Preferred Stock and Series B Preferred Stock, such holders of Series A Preferred Stock and Series B Preferred Stock shall have no claim to any remaining assets of the Corporation, if any. Whenever the distribution provided for in this Section 2 shall be payable in securities or property, other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board.

         3.       VOTING RIGHTS.

                   (a) Each share of Series A Preferred Stock and Series B Preferred Stock entitles the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such share of Series A Preferred Stock or Series B Preferred Stock, as applicable, is then convertible pursuant to Section 4 at the record date for the determination of stockholders entitled to vote or, if no record date is established, at the date such vote is taken. The holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class.

         (b) The Corporation shall not, without the affirmative consent or approval of the holders of a majority of the shares of Series A Preferred Stock then outstanding:

                  (i) in any manner authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, is senior to or on parity with the Series A Preferred Stock;

                  (ii) in any manner alter or change the terms, designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series A Preferred Stock;

                  (iii) take any action to cause any amendment, alteration or repeal of any of the provisions of (A) the Certificate of Incorporation or (B) the By-laws of the Corporation, if such amendment, alteration or repeal would have an adverse effect on the rights of the holders of the Series A Preferred Stock;

                  (iv) increase the number of authorized shares of Series A Preferred Stock;

                  (v) redeem, purchase or otherwise acquire for value any share or shares of the Corporation (except for such acquisitions of shares made pursuant to an agreement which permits the Corporation to repurchase such shares upon termination of services with the Corporation); or

                  (vi) reclassify the shares of Common Stock or any other shares of series of capital stock hereafter created junior to the Series A Preferred Stock into shares of any class of capital stock ranking either as to payment of dividends, distribution or assets or redemption, senior to or on parity with the Series A Preferred Stock.

         (c) The Corporation shall not, without the affirmative consent or approval of the holders of a majority of the shares of Series B Preferred Stock, as applicable, then outstanding:

                  (i) in any manner authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, is senior to or on parity with the Series B Preferred Stock;

                  (ii) in any manner alter or change the terms, designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series B Preferred Stock;

                  (iii) take any action to cause any amendment, alteration or repeal of any of the provisions of (A) the Certificate of Incorporation or (B) the By-laws of the Corporation, if such amendment, alteration or repeal would have an adverse effect on the rights of the holders of the Series B Preferred Stock;

                  (iv) increase the number of authorized shares of Series B Preferred Stock;

                  (v) redeem, purchase or otherwise acquire for value any share or shares of the Corporation (except for such acquisitions of shares made pursuant to an agreement which permits the Corporation to repurchase such shares upon termination of services with the Corporation); or

                  (vi) reclassify the shares of Common Stock or any other shares of series of capital stock hereafter created junior to the Series B Preferred Stock into shares of any class of capital stock ranking either as to payment of dividends, distribution or assets or redemption, senior to or on parity with the Series B Preferred Stock.

         4.       CONVERSION.

         (a) Upon the terms set forth in this Section 4, each holder of shares of Series A Preferred Stock or Series B Preferred Stock shall have the right, at such holder's option, at any time and from time to time, to convert such shares into the number of fully paid and nonassessable shares of Common Stock as (i) in the case of the Series A Preferred Stock, is equal to the number of shares of Series A Preferred Stock multiplied by the quotient obtained by dividing (A) the Series A Original Issuance Price by (B) the Series A Conversion Price (as defined below), as last adjusted and then in effect, by surrender of the certificate representing such share and (ii) in the case of the Series B Preferred Stock, is equal to the number of shares of Series B Preferred Stock multiplied by the quotient obtained by dividing (A) the Series B Original Issuance Price by (B) the Series B Conversion Price (as defined below), as last adjusted and then in effect, by surrender of the certificate representing such share. The conversion price per share of Series A Preferred Stock (the "Series A Conversion Price") shall initially be the Series A Original Issuance Price but shall be subject to adjustment pursuant to Section 4(e) below. The conversion price per share Series B Preferred Stock (the "Series B Conversion Price") shall initially be the Series B Original Issuance Price but shall be subject to adjustment pursuant to Section 4(f) below. The holder of any shares of Series A Preferred Stock or Series B Preferred Stock may exercise the conversion right pursuant to this Section 4(a) by delivering to the Corporation the certificate for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made or upon the consummation of a Qualified Offering as provided below, if applicable (in each such case, the "Conversion Date").

         (b) Upon the terms set forth in this Section 4, each share of Series A Preferred Stock and Series B Preferred Stock shall be automatically converted into Common Stock in accordance with the following. Each share of Series A Preferred Stock shall automatically be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Series A Original Issuance Price by (B) the applicable Series A Conversion Price, as last adjusted and then in effect, upon the consummation of:
(x) a Qualified Offering; or (y) a Sale of the Corporation in which the sale price for a share of Common Stock is equivalent to at least 300% of the then applicable Series A Conversion Price at the time of consummation of such Sale of the Corporation. Each share of Series B Preferred Stock shall automatically be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Series B Original Issuance Price by (B) the applicable Series B Conversion Price, as last adjusted and then in effect, upon the consummation of: (x) a Qualified Offering; or (y) a Sale of the Corporation in which the sale price for a share of Common Stock is equivalent to at least 217% of the then applicable Series B Conversion Price at the time of consummation of such Sale of the Corporation.

         (c) As promptly as practicable after the conversion of any shares of Series A Preferred Stock or Series B Preferred Stock into Common Stock under
Section 4(a) or 4(b) above, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 4(d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the

Series A Conversion Price or Series B Conversion Price, as applicable, used shall be that in effect on the Conversion Date, and the rights of the holder of the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, so converted shall cease on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, representing the unconverted portion of the certificate so surrendered.

         (d) Upon conversion, the Corporation will not issue fractional shares of its Common Stock and shall distribute cash in lieu of such fractional shares. In such a case, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board and (ii) such fractional interest.

         (e) The Series A Conversion Price for each share of Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                  (i) If the Corporation shall, at any time or from time to time after the Series A Original Issuance Date, issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the Series A Conversion Price for such Series A Preferred Stock, in effect immediately prior to the issuance of such Common Stock, then the Series A Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:

                           (A) an amount equal to the sum of (x) the total
                  number of shares of Common Stock outstanding on a Fully-Diluted Basis immediately prior to such issuance, multiplied by the Series A Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

                           (B) the total number of shares of Common Stock
                  outstanding on a Fully-Diluted Basis immediately after the issuance of such Common Stock.

                  (ii) For the purposes of any adjustment of the Series A Conversion Price pursuant to clause (i) above, the following provisions shall be applicable:

                           (A) In the case of the issuance of Common Stock for
                  cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

                           (B) In the case of the issuance of Common Stock for a
                  consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value per share thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment.

                           (C) In the case of the issuance of options to
                  purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded Stock:

                                    (1) the aggregate maximum number of shares
                           of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4(e)(ii)(A) and 4(e)(ii)(B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                    (2) the aggregate maximum number of shares
                           of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability including, without limitation, the passage of time, but without taking into account anti-dilution provisions) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4(e)(ii)(A) and 4(e)(ii)(B) above);

                                    (3) on any change in the number of shares or
                           exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Series A Conversion Price shall forthwith be readjusted to the Series A Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                                    (4) on the expiration of any such options or
                           rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price shall forthwith be readjusted to the Series A Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

                  (iii) If, at any time after the Series A Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                  (iv) If, at any time after the Series A Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                  (v) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation (other than any such consolidation or merger which shall constitute a Sale of the Corporation), each share of Series A Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                  (vi) No adjustment in the Series A Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 5% in such Series A Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations under Sections 4(e)(i) through 4(e)(v) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

                  (vii) In any case in which the provisions of this Section 4(e) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) if applicable, paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 4(d) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

                  (viii) Whenever the Series A Conversion Price shall be adjusted as provided in Section 4(e)(iv), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Series A Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series A Preferred Stock affected by the adjustment at such holder's address appearing on the Corporation's records.

                  (ix) If the Corporation shall propose to take any action of the types described in clauses (iii), (iv) or (v) of this Section 4(e), the Corporation shall give notice to each holder of shares of Series A Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (x) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock.

                  (xi) In the event that holders of at least a majority of the then outstanding Series A Preferred Stock consent in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of the Series A Preferred Stock would otherwise be entitled hereunder, the Corporation shall not be required to make any adjustment whatsoever with respect to any Series A Preferred Stock in excess of such limit or at all, as the terms of such consent may dictate.

                  (xii) The computations of all amounts under this Section 4(e) shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 4(e) have previously been made so as to maintain the relative economic interest of the Series A Preferred Stock VIS A VIS all other securities issued by the Corporation.

                  (xiii) The Corporation shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all time less than or equal to the Series A Conversion Price.

                  (xiv) The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, recapatilization, transfer or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

         (f) The Series B Conversion Price for each share of Series B Preferred Stock shall be subject to adjustment from time to time as follows:

                  (i) If the Corporation shall, at any time or from time to time after the Series B Original Issuance Date, issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the Series B Conversion Price for such Series B Preferred Stock, in effect immediately prior to the issuance of such Common Stock, then the Series B Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:

                  (A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a Fully-Diluted Basis immediately prior to such issuance, multiplied by the Series B Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

                  (B) the total number of shares of Common Stock outstanding on a Fully-Diluted Basis immediately after the issuance of such Common Stock.

         (ii) For the purposes of any adjustment of the Series B Conversion Price pursuant to clause (i) above, the following provisions shall be applicable:

                  (A) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

                  (B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value per share thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment.

                  (C) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded Stock:

                           (1) the aggregate maximum number of shares of Common
                  Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4(f)(ii)(A) and 4(f)(ii)(B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                           (2) the aggregate maximum number of shares of Common
                  Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability including, without limitation, the passage of time, but without taking into account anti-dilution provisions) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4(f)(ii)(A) and 4(f)(ii)(B) above);

                           (3) on any change in the number of shares or exercise
                  price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Series B Conversion Price shall forthwith be readjusted to the Series B Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                           (4) on the expiration of any such options or rights,
                  the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series B Conversion Price shall forthwith be readjusted to the Series B Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

         (iii) If, at any time after the Series B Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series B Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

         (iv) If, at any time after the Series B Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Series B Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                  (v) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation (other than any such consolidation or merger which shall constitute a Sale of the Corporation), each share of Series B Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series B Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                  (vi) No adjustment in the Series B Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 2% in such Series B Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations under Sections 4(f)(i) through 4(f)(v) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

                  (vii) In any case in which the provisions of this Section 4(f) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) if applicable, paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 4(d) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

                  (viii) Whenever the Series B Conversion Price shall be adjusted as provided in Section 4(f)(iv), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Series B Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series B Preferred Stock affected by the adjustment at such holder's address appearing on the Corporation's records.

                  (ix) If the Corporation shall propose to take any action of the types described in clauses (iii), (iv) or (v) of this Section 4(f), the Corporation shall give notice to each holder of shares of Series B Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series B Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (x) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series B Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series B Preferred Stock.

                  (xi) In the event that holders of at least a majority of the then outstanding Series B Preferred Stock consent in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of the Series B Preferred Stock would otherwise be entitled hereunder, the Corporation shall not be required to make any adjustment whatsoever with respect to any Series B Preferred Stock in excess of such limit or at all, as the terms of such consent may dictate.

                  (xii) The computations of all amounts under this Section 4(f) shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 4(f) have previously been made so as to maintain the relative economic interest of the Series B Preferred Stock VIS A VIS all other securities issued by the Corporation.

                  (xiii) The Corporation shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all time less than or equal to the Series B Conversion Price.

                  (xiv) The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, recapatilization, transfer or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

                  The Corporation shall pay all documentary, stamp or other transactions taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock or Series B Preferred Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock or Series B Preferred Stock in respect of which such shares are being issued.

                  All shares of Common Stock which may be issued in connection with the conversion provisions set forth will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

                  Any notice required by the provisions of this Section 4 to be given the holders of shares of Series A Preferred Stock or Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage paid, and addressed to each holder or record at his address appearing on the stock books of the Corporation or if sent by E-mail to the E-mail address in the Corporation's records.

         5.       DEFINITIONS.

                  As used herein, the following terms shall have the following meanings:

         (a) "Affiliate" has the meaning ascribed to it in the Series A Securities Purchase Agreement and the Series B Securities Purchase Agreement.

         (b) "Board" shall mean the Board of Directors of the Corporation.

         (c) "Common Stock Equivalent" shall mean all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all securities of the Corporation that are convertible, exchangeable or exercisable for Common Stock and all Common Stock appreciation rights, phantom Common Stock rights and other rights to acquire, or to receive or to be paid amounts of, the Common Stock.

         (d) "Excluded Stock" shall mean (i) up to 4,000,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock issuable upon exercise of stock options granted to officers and employees of the Corporation or its subsidiaries as approved by the Board (or a Committee thereof), (ii) shares of Common Stock issued upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock, including in the case of (i) and
(ii) above and (vii) below, any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options, warrants or shares, as the case may be, (iii) shares of the Corporation's stock issued in connection with acquisitions of any person or entity, (iv) equity kickers issued in connection with bona fide debt offerings, joint ventures or technology licensing arrangements, (v) shares of the Corporation's stock issued in connection with equipment financing transactions, (vi) stock issued in connection with a Qualified Offering, (vi) shares of the Corporation's stock issued upon stock splits or other subdivisions or combination of shares of Stock, and (vii) shares of Common Stock issuable upon exercise of warrants and options outstanding as of the date hereof.

         (e) "Fully-Diluted Basis" shall mean the total number of shares of the Corporation's Common Stock outstanding plus the number of shares that would be issued assuming conversion of all convertible securities and the exercise of all options and warrants.

         (f) "Liquidation" shall mean any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and a Sale of the Corporation.

         (g) "Liquidation Amount" shall mean (i) as to each share of Series A Preferred Stock, the Series A Original Issuance Price plus any accrued but unpaid dividends and (ii) as to each share of Series B Preferred Stock, the Series B Original Issuance Price plus any accrued but unpaid dividends.

         (h) "Qualified Offering" shall mean (i) an underwritten public offering of shares of Common Stock registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or a Rule 144A offering under the Securities Act, involving (A) with reference to the Series A Preferred Stock, aggregate proceeds (net of all underwriting discounts, commissions and expenses) to the Corporation of at least $20,000,000 and involving a per share offering price of at least 400% of the then applicable Series A Conversion Price and (B) with reference to the Series B Preferred Stock, aggregate proceeds (net of all underwriting discounts, commissions and expenses) to the Corporation of at least $30,000,000 and involving a per share offering price of at least 200% of the then applicable Series B Conversion Price or (ii) any other public offering in connection with which at least two-thirds of the Series A Preferred Stock and at least two-thirds of the Series B Preferred Stock is converted into Common Stock.

         (i) "Sale of the Corporation" shall mean the closing of (i) the sale of all or substantially all of the Corporation's assets to a Person who is not an Affiliate of the Corporation, (ii) the sale or transfer of shares of capital stock of the Corporation (whether outstanding or newly issued) to one or more Persons who are not Affiliates of the Corporation, or (iii) the merger or consolidation of the Corporation with or into another Person who is not an Affiliate of the Corporation, in each case in clauses (i) and (ii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.

         (j) "Series A Original Issuance Date" for the Series A Preferred Stock means the date of original issuance of the first share of the Series A Preferred Stock.

         (k) "Series A Original Issuance Price" shall mean $1.25 per share of Series A Preferred Stock.

         (l) "Series A Securities Purchase Agreement" shall mean that certain agreement dated as of December 24, 1998, among the Corporation and the purchasers of Series A Preferred Stock, as the same may be amended, modified or supplemented from time to time.

         (m) "Series B Original Issuance Date" for the Series B Preferred Stock means the date of original issuance of the first share of the Series B Preferred Stock.

         (n) "Series B Original Issuance Price" shall mean $4.61 per share of Series B Preferred Stock.

         (o) "Series B Securities Purchase Agreement" shall mean that certain agreement dated the date hereof among the Corporation and the purchasers of Series B Preferred Stock, as the same may be amended, modified or supplemented from time to time.

         (p) "Stockholders Agreement" shall mean that certain agreement dated as of December 24, 1998 among the stockholders of the Corporation, as the same may be further amended, modified or supplemented from time to time.


                                  COMMON STOCK

                  Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board out of assets legally available therefor and (ii) in the event of any distribution of assets upon a Liquidation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of shares of the holders of the Preferred Stock of the specific amounts which they are entitled to receive, respectively, upon such Liquidation as herein provided.


                                   ARTICLE IV

                  The business and affairs of the Corporation shall be managed by or under the direction of the Board, and the directors need not be elected by ballot unless required by the By-laws of the Corporation.

                                   ARTICLE V

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



                                   ARTICLE VI

                  The address of the Corporation's registered office in the State of Delaware is 9 East Lockerman Street, City of Dover, County of Kent. The Corporation's registered agent at such address is National Register Agents, Inc.



                                  ARTICLE VII

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such matter as the said court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   * * * * * *